NOTES PURCHASE AGREEMENT

by and between

FUSHI COPPERWELD, INC.

and

CITADEL EQUITY FUND LTD.

Dated:  August 13, 2009

This Notes Purchase Agreement (this “Agreement”) is dated as of August 13, 2009, by and between Fushi Copperweld, Inc. (formerly known as Fushi International, Inc.), a Nevada corporation (the “Company”), and Citadel Equity Fund Ltd. (“Citadel”).

WHEREAS, the Company originally issued and sold to Citadel 200 of the Company’s  3.0% Guaranteed Senior Secured Convertible Notes due 2012 (the “Notes”) of US$100,000 principal amount each, convertible into shares of common stock of the Company, issued pursuant to the provisions of an indenture (the “Indenture”), dated as of January 25, 2007, among the Company, Fushi Holdings, Inc., as guarantor, and The Bank of New York, as trustee (the “Trustee”);

WHEREAS, Citadel is currently the sole beneficial holder of the remaining 50 Notes with an aggregate principal amount of US$5,000,000, which constitute all of the outstanding Notes as of the date hereof;

WHEREAS, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Company will repurchase all of the outstanding 50 Notes at a purchase price determined as follows:

(a)
Notes repurchased by the Company on or prior to October 9, 2009 (the “First Closing Date”) shall be repurchased at 200% of their face value, provided that no less than 20 Notes shall be repurchased by the Company on or prior to October 9, 2009, with the minimum amount payable to Citadel being US$4,000,000 payable in Shares (as hereinafter defined) on the First Closing Date  (the aggregate purchase price payable by the Company on the First Closing Date, as determined in accordance with the foregoing, is hereinafter referred to as the “First Closing Purchase Amount”); it being acknowledged and agreed that the Company shall have the right to repurchase up to the remainder of the Notes on the First Closing Date, without any penalty; and

(b)
Any Notes remaining outstanding after the First Closing Date (including, without limitation, any Notes remaining outstanding as a result of the Company’s failure to repurchase at least 20 Notes on the First Closing Date) shall be repurchased by the Company on or prior to November 9, 2009 (the “Second Closing Date” and together with the First Closing Date, each a “Closing Date”), at 202% of their face value (the aggregate purchase price payable by the Company on the Second Closing Date, as determined in accordance with the foregoing, is hereinafter referred to as the “Second Closing Purchase Amount”).

The sum of the First Closing Purchase Amount and the Second Closing Purchase Amount is hereinafter referred to as the “Purchase Amount”.

2.           Payment of the Purchase Amount

(a)	The Purchase Amount shall be payable by a combination of cash and 440,529 newly issued shares (the “Shares”) of common stock of the Company, par value US$0.0006 per share (the “Common Stock”).

(b)
The value of the Shares to be issued and delivered as part of the Purchase Amount is hereby agreed to be US$9.08 per share, for an aggregate value of US$4,000,000.  The balance of the Purchase Amount shall be payable in cash.

2A.	Registration of Shares

(a)
The Company shall cause the Shares to be registered for resale on the Company’s Registration Statement on Form S-3 (Reg. No. 333-160449)(as amended or supplemented from time to time, the “Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Act from time to time by Citadel (and/or its transferees), and cause such Registration Statement to be declared effective under the U.S. Securities Act of 1933, as amended (the “Securities Act”), within thirty (30) calendar days after the First Closing Date (the “Effective Date”).  All costs and expenses of any registration and qualification of the Shares pursuant to this Section 2A shall be borne and paid by the Company.

(b)
The Company shall use its best efforts to cause the Registration Statement to remain effective under the Securities Act, including, without limitation, by promptly filing post-effective amendments and supplements, to permit Citadel (and/or its transferees from time to time) to dispose of the Shares in such registration for a period (the “Effectiveness Period”) commencing as of the Effective Date and ending on the earliest to occur of (i) the date on which all such Shares which have not been previously sold to the public pursuant to the Registration Statement can be sold to the public under Rule 144 under the Securities Act, and (ii) the date on which all such Shares have been sold to the public pursuant to the Registration Statement in accordance with the intended method of distribution thereof.

(c)
If: (i) a Registration Statement is not filed and declared effective by the Commission on or prior to the Effective Date or if, by the business day immediately following the Effective Date, the Company shall not have filed a “final” prospectus for the Registration Statement with the Commission under Rule 424(b) in accordance with the terms hereof (whether or not such a prospectus is technically required by such Rule), or (ii) after its Effective Date, without regard for the reason thereunder or efforts therefor, such Registration Statement ceases for any reason to be effective and available to Citadel as to the Shares at any time prior to the expiration of the Effectiveness Period for more than an aggregate of 10 trading days (which need not be consecutive) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) the date on which such Event occurs, or for purposes of clause (ii) the date which such 10 trading day-period is exceeded, being referred to as the “Event Date”), then in addition to any other rights Citadel may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to Citadel an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of US$4,000,000.  The parties agree that the maximum aggregate liquidated damages payable to Citadel under this Agreement shall be ten percent (10%) of US$4,000,000.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of the applicable Event and in such case shall be due and payable no later than the third business day after the date the Event is cured, (except in the case of the first Event Date), and shall cease to accrue (unless earlier cured) upon the expiration of the Effectiveness Period.  If the Company fails to pay any liquidated damages pursuant to this section in full within seven business days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to Citadel, accruing daily from the date such liquidated damages are due until the amounts, plus interest thereon, are paid in full.

(d)
The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Citadel, the officers, directors, managers, partners, members, stockholders, agents, brokers, investment advisors and employees of each of them, each person who controls Citadel (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person (the “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any violation of securities laws or untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding or provided by Citadel or such other Indemnified Party furnished in writing to the Company for use therein.  The Company shall notify Citadel promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus.

(e)
Citadel shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by Citadel or other Indemnifying Party to the Company specifically for inclusion in the Registration Statement or such prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus.

(f)
Citadel agrees for a period of sixty days from the earlier of (i) the Effective Date of the Registration Statement, or (ii) October 20, 2009 (the “Lock-up Period”), that it will not, without the prior written consent of the Company (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, hypothecate, transfer, grant a security interest in, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (a “Disposition”) of the Shares that are owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by Citadel, to any person other than an affiliate of Citadel in a transaction not involving a public resale of the Shares; provided, however that in connection with any such Disposition to an affiliate, such affiliate agrees in writing to be bound by the provisions of this Section 2A(f), or publicly announce an intention to do any of the foregoing, during the Lock-up Period.

3.           Repurchase, Delivery and Cancellation.

(a)
On each Closing Date, upon the delivery of the applicable Purchase Amount as set forth below, Citadel shall surrender to the Company the Notes to be repurchased on such Closing Date, which Notes shall in turn be surrendered by the Company to the Trustee for cancellation in accordance with Section 2.08 of the Indenture prior to 10:00 a.m. (New York City time) on the relevant Closing Date:

(i) on the First Closing Date, the Company shall (x) issue a stock certificate evidencing the 440,529 Shares in the name of Citadel, and (y) in the event that more than 20 Notes are to be repurchased on the First Closing Date, pay the balance of the First Closing Purchase Amount in cash; and

(ii) on the Second Closing Date, the Company shall pay the Second Closing Purchase Amount in cash.

(b)
All cash payments by the Company hereunder shall be made by immediately available Federal funds bank wire transfer to such bank account or accounts as Citadel shall have designated. The repurchase contemplated in this Agreement shall be consummated by the delivery by the Company of the applicable Purchase Amount to be received by Citadel on each Closing Date on which such Purchase Amount is due.

(c)
In the event the Second Closing Purchase Amount is not paid in full by the Second Closing Date, the portion of the Second Closing Purchase Amount remaining outstanding for payment as of the Second Closing Date shall be increased by five percent (5%) (the outstanding Second Closing Purchase Amount as so increased, the “Default Amount”), and such Default Amount shall be paid in full no later than 15 business days from the Second Closing Date.

(d)
If the Company fails to pay the Default Amount within the 15 business day period specified in clause (c) above, Citadel shall have the right to exercise any right or remedy it may have under this Agreement, at law, equity or otherwise in relation to such breach by the Company, including, without limitation, the right to sell any or all Notes failed to be repurchased by the Company hereunder (and/or the shares deliverable upon conversion of such Notes) on such terms as Citadel may see fit.  If the price received by Citadel from any such sale is less than the Default Amount it would have been entitled to receive under clause (c), the Company shall upon demand by Citadel pay the difference to Citadel in cash.

4.           Discharge of Indenture

Upon full payment of the Purchase Amount (or, if applicable, the Default Amount) to Citadel, and surrender of the Notes to the Trustee for cancellation, the Company shall, in accordance with Section 11.01 of the Indenture, deliver an Officer’s Certificate and Opinion of Counsel to the Trustee, and the Trustee shall execute proper instruments acknowledging satisfaction of and discharge of the Indenture.

5.           Representations and Warranties.

(a)	Citadel. Citadel represents and warrants, as of the date hereof and as of each Closing Date, to the Company as follows:

(i)
Citadel is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all power and authority required to use its properties and conduct its business.

(ii)
Citadel has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Citadel.

(iii)
This Agreement has been duly executed and delivered by Citadel and constitutes a valid and binding obligation of Citadel, enforceable against Citadel in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(iv)
No regulatory approval is required to be obtained by Citadel in connection with the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement will not (i) violate any provision of the constitutional documents of Citadel, (ii) result in the violation of any law applicable to Citadel, (iii) violate or constitute a default under or give rise to any third parry rights under any agreement or instrument applicable to Citadel or any of its assets, or (iv) result in the imposition of any security interest upon any assets of Citadel, except for such violations, defaults, third party rights and security interest under clauses (ii), (iii) and (iv) that, individually and in the aggregate, neither have had nor are reasonably likely to have a material adverse effect on the ability of Citadel to perform its obligations under this Agreement.

(v)
Citadel has the sole beneficial interest in all of 50 Notes as of the date hereof, and immediately prior to each Closing Date, will have the sole beneficial interest in all the Notes to be sold by it on such Closing Date in accordance with this Agreement, in each case, free and clear of any lien, security interest, claim or encumbrance.

(vi)
Citadel is not a “U.S. Person” (as defined in Rule 902 of Regulation S under the Securities Act) and, except for the Registration Statement to be filed pursuant to Section 2A hereof, it understands that no action has been or will be taken in any jurisdiction that would permit a resale of the Shares in any country or jurisdiction where action for that purpose is required.  Citadel is not acquiring the Shares for the account or benefit of any U.S. persons.

(vii)
Citadel understands and agrees that the Shares being issued by the Company pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Shares is being effected in reliance upon an exemption from registration afforded by Regulation S for offers and sales of securities outside the U.S. Citadel is not acquiring the Shares with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

(viii)
Citadel acknowledges that, at the time of issuance and delivery hereunder, the Shares will be “restricted securities” as defined in Rule 144 under the Securities Act and subject to resale restrictions during the period set forth in Rule 144.  Citadel acknowledges that resales of the Shares must be made in accordance with Regulation S, pursuant to an effective registration statement, or otherwise pursuant to an exemption from registration and agrees not to engage in hedging transaction with regard to the Shares, unless in compliance with the Securities Act.

(ix)
The Shares to be acquired by Citadel will be acquired for investment for Citadel’s own account, and not as a nominee or agent. Citadel does not presently have any contract, undertaking, agreement or arrangement with any person, directly or indirectly, to sell, transfer, distribute or grant participations to such person or to any third person, with respect to any of the Shares.

(x)
Citadel has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect its interests in connection with the transfer contemplated hereunder.

(xi)	Citadel acknowledges that the Shares when delivered will bear a restrictive legend, similar to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT,  (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE (EXCEPT IN THE CASE OF A TRANSFER PURSUANT TO RULE 144 OF THE SECURITIES ACT) THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(b)	The Company. The Company represents and warrants, as of the date hereof and as of each Closing Date, to Citadel as follows:

(i)
The Company has all requisite corporate power and legal authority to execute, deliver and perform his obligations under this Agreement.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Company, including approval of the Company’s Board of Directors, to the extent required.

(ii)
This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(iii)
No regulatory approval is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement will not (i) violate any provision of the constitutional documents of the Company, (ii) result in the violation of any law applicable to the Company, (iii) violate or constitute a default under or give rise to any third party rights under any agreement or instrument applicable to the Company or any of its assets, or (iv) result in the imposition of any security interest upon any assets of the Company, except for such violations, defaults, third party rights and security interest under clauses (ii), (iii) and (iv) that, individually and in the aggregate, neither have had nor are reasonably likely to have a material adverse effect on the ability of Company to perform his obligations under this Agreement.

(iv)	The Shares have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and free and clear of all liens.

(v)
The issuance of the Shares shall be pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation S, promulgated thereunder. The Company is relying upon the representations and warranties of Citadel in issuing the Shares in reliance upon an exemption from registration under the securities laws.

6.           Miscellaneous.

(a)
Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to the attention of: Wenbing Chris Wang, Chief Financial Officer, 1 Shuang Qiang Road, Jinzhou, Dalian  People’s Republic of China 116100, Fax: (86) 10 8447 8847, with a copy to Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, Fax: (212) 407-4990, Attention:  Mitchell S. Nussbaum, Esq. and (ii) if to Citadel, to: c/o 131 South Dearborn Street, Chicago, Illinois 60609, USA, Fax: (1-312) 267 7300, Attention: Mr. Adam C. Cooper, with a copy to 18/F Chater House, 8 Connaught Road, Central, Hong Kong, Fax: (852) 3667 5511, Attention: Mr. Andrew Fong, and with a copy to Simpson Thacher & Bartlett LLP, ICBC Tower 35th Floor, 3 Garden Road, Central, Hong Kong SAR, China, Fax: (852) 2869 7694, Attention: Mr. Youngjin Sohn, Esq.

(b)
This Agreement has been and is made solely for the benefit of and shall be binding upon each of the parties to this Agreement, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

(c)	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(d)
Each of the parties hereto agrees that any suit, action or proceeding against such party arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(e)	The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(f)
No failure to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(g)	This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(h)	The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

(i)
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, in each case, to the extent permitted by applicable law, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable, to the extent permitted by applicable law.

(j)
This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by all of the signatories hereto.

(k)	Citadel hereby agrees as follows:

(i)
Citadel will, within three (3) business days following the execution of this Agreement, deliver a completed and executed Selling Shareholder Questionnaire to the Company.  Citadel acknowledges and understands that the information contained therein will be used by the Company in the amendment to the Registration Statement to include the Shares.

(ii)
So long as the Company is not in violation of its obligations hereunder, Citadel shall waive its rights as a holder of the Notes to require a Repurchase by the Company under Sections 3.03, 3.04, 3.05 and 3.06 of the Indenture, to the extent applicable;

(iii)
While Citadel is a holder of any Notes, Citadel shall execute and shall, in its capacity as a holder of the Notes, direct the Trustee to execute such further documents and agreements as the Company reasonably requests to effectuate the terms of this Agreement or consummate the transactions contemplated hereby;

(iv)
Upon the Company’s payment in full of the Purchase Amount (or, if applicable, the Default Amount) in accordance with this Agreement, Citadel shall have no further interest in the Notes or the Indenture, and shall execute and deliver all documents and instruments and notices necessary, and all further actions required to release any and all liens by Citadel on the equity interests of the Guarantors and to discharge the Company’s obligations under the Indenture;

(v)
So long as the Company is not in violation of its obligations hereunder, with respect to the Notes to be sold in accordance with this Agreement, Citadel shall not, on or before the applicable Closing Date for such Notes, (x) sell, transfer, pledge, convey, or otherwise dispose of its interest in such Notes (in whole or in part), (y) exercise any right to convert such Notes (or any portion thereof) to common stock of the Company as provided in the Indenture, or (z) exercise, or encourage, cause, direct, or instruct the Trustee to exercise, any rights or remedies that the holders of such Notes have against the Company under the Indenture;

(vi)
Upon the Company’s payment in full of the Purchase Amount (or, if applicable, the Default Amount) in accordance with this Agreement, Citadel will execute a document to terminate the Amended and Restated Investor Rights Agreement made and entered into as of June 4, 2008, by and between Citadel, the Company, the Company, and other affiliates of the Company as named therein (the “Rights Agreement”);

(vii)
So long as the Company is not in violation of its obligations hereunder, and subject to payment in full of the Purchase Amount (or, if applicable, the Default Amount), Citadel, as the holder of the Notes, from the date hereof through the earlier of the Second Closing Date, by executing this Agreement,  (A) suspends the obligations of the Company’s compliance with the Company’s covenants in Article 4 of the Indenture, (B) waives any Defaults or Events of Default that may currently or may then exist under the Indenture and (C) waives its rights under Section 3 of Rights Agreement; provided, however, that simultaneously with the execution of this Agreement, Citadel shall deliver an unconditional waiver of its rights under Section 3 of the Rights Agreement, which waiver shall be effective until October 9, 2009; and

(viii)
In the event the Company does not comply with any of its obligations under this Agreement, Citadel’s agreements set forth in clauses (i) through (vi) above in this Section (k) shall be null and void ab initio and of no force and effect, and any waiver provided by Citadel shall be rescinded, provided, however that if the Company is not in compliance due to the failure to timely pay the Purchase Amount in full as of the Second Closing Date, in the event the Default Amount is paid as provided for in Section 3(c) this provision shall be null and void and have no force and effect.

IN WITNESS WHEREOF, the Company and Citadel have executed this Agreement as of the date set forth above.

FUSHI COPPERWELD, INC.

By:
Name: Wenbing Chris Wang
Title: Chief Financial Officer and President

CITADEL EQUITY FUND LTD.

By: Citadel Advisors LLC, its Portfolio Manager

By:
Name:
Title: Authorized Signatory